UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2018

CYS INVESTMENTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33740	20-4072657
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Totten Pond Road, 6th Floor Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 639-0440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of CYS Investments, Inc. (“CYS”) was held on July 27, 2018, at 50 Rowes Wharf, Boston, Massachusetts 02110 (the “Special Meeting”) to vote on the proposals set forth in the definitive joint proxy statement/prospectus dated June 25, 2018 (the “Joint Proxy Statement”) and first mailed to CYS’s stockholders on or about June 27, 2018. A total of 92,481,062 shares of CYS common stock (“Common Stock”), out of a total of 155,439,713 outstanding shares of Common Stock entitled to vote as of the close of business on June 22, 2018, were represented in person or by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results is set forth below.

Proposal 1 – Merger Proposal

At the Special Meeting, CYS common stockholders approved by the requisite vote a proposal to approve the merger transaction in which Eiger Merger Subsidiary LLC (“Merger Sub”) will merge with and into CYS (the “Merger Proposal”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 25, 2018, among Two Harbors Investment Corp., a Maryland corporation, Merger Sub and CYS. The voting results for the proposal were as follows:

For	Against	Abstain
89,265,178	2,414,980	800,904

Proposal 2 – CYS Non-Binding Compensation Advisory Proposal

The non-binding advisory proposal to approve the compensation that may be paid or become payable to CYS’s named executive officers that is based on or otherwise relates to the merger was approved as follows:

For	Against	Abstain
70,948,916	19,673,826	1,858,320

Proposal 3 – CYS Adjournment Proposal

The proposal to approve the adjournment of the Special Meeting was not voted upon at the Special Meeting because such proposal was rendered moot due to the approval of the Merger Proposal.

Consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Joint Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 25, 2018, which is available on the SEC’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Joint Proxy Statement filed by CYS with the SEC on June 25, 2018. Assuming the satisfaction of such closing conditions, CYS expects the closing to occur on or about July 31, 2018.

Item 8.01.	Other Events.

On July 27, 2018, CYS issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

Date: July 27, 2018	By:	/s/ Jack DeCicco
Jack DeCicco, CPA
Chief Financial Officer and Treasurer